UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HEI, Inc

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HEI, INC. 1495 Steiger Lake Lane Victoria, Minnesota 55386 (952)443-2500
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, FEBRUARY 1, 2007
INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
EXECUTIVE OFFICERS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
CODE OF BUSINESS CONDUCT AND ETHICS
EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
AVAILABILITY OF REPORT ON FORM 10-K
OTHER MATTERS

HEI, INC.
1495 Steiger Lake Lane
Victoria, Minnesota 55386
(952)443-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear HEI Shareholder:

Notice is hereby given to the holders of the common stock, par value $0.05 per share (the “Common Stock”), and the holders of the Series A Convertible Preferred Stock, par value $0.05 per share (the “Preferred Stock”) of HEI, Inc. that the Annual Meeting of Shareholders (the “Annual Meeting”) of HEI, Inc. (the “Company”) will be held on Thursday, February 1, 2007, at 4:00 p.m., Central Standard Time, or any adjournments thereof, at the HEI, Inc. Corporate Headquarters, Training Room B, located at 1495 Steiger Lake Lane, Victoria, Minnesota, for the following purposes:

1.	To elect two (2) Class II Directors to hold office for a term of three years, and

2.	To transact such other business as may properly come before the Annual Meeting or at any and all postponements or adjournments of the Annual Meeting.

The Board of Directors of the Company has fixed the close of business on Wednesday, December 13, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By Order of the Board of Directors,

Mark B. Thomas
Chief Executive Officer and Chief Financial Officer

December 29, 2006

HEI, INC
1495 Steiger Lake Lane
Victoria, Minnesota 55386

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, FEBRUARY 1, 2007

This Proxy Statement is furnished to the shareholders of HEI, Inc. (the “Company” or “HEI”) in connection with the solicitation of proxies to be used in voting at the 2007 Annual Meeting of the Shareholders, and any adjournments thereof (the “Annual Meeting”), which will be held on Thursday, February 1, 2007 at 4:00 p.m., Central Standard Time, at the HEI, Inc. Corporate Headquarters, Training Room B, located at 1495 Steiger Lake Lane, Victoria, Minnesota 55386. The enclosed Proxy is solicited by the Board of Directors of the Company (the “Board”). The Annual Report on Form 10-K of HEI for the fiscal year ended September 2, 2006 (“Fiscal 2006”) is being mailed to each shareholder along with this Proxy Statement. Copies of this Proxy Statement and the Proxy will first be mailed to shareholders on or about December 29, 2006.

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXY

Solicitation

HEI will pay for costs of soliciting its Proxies, including the costs of preparing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Proxy card. Solicitations will be made primarily by mail. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone, letter or facsimile. Proxies may be solicited by officers or other employees of HEI who will receive no special compensation for their services. HEI does not expect that specially engaged employees or paid solicitors will make the solicitation. Although HEI might use such employees or solicitors if HEI deems them necessary, HEI has not made arrangements or contracts with any such employees or solicitors as of the date of this Proxy Statement. HEI may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy materials to, and obtaining Proxies from, beneficial owners.

Record Date and Shares Outstanding

Only shareholders of record at the close of business on the record date, Wednesday December 13, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 9,504,567 outstanding shares of Common Stock and 32,000 shares of Preferred Stock, which are the only class of securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Each share of Preferred Stock is entitled to ten votes and will vote together as a single class with the holders of Common Stock. Cumulative voting is not permitted.

Revocability of Proxies

The shareholder giving the enclosed Proxy has the power to revoke it at any time prior to the convening of the Annual Meeting. Revocation must be in writing, signed in exactly the same manner as the Proxy and dated. Revocations of the Proxy will be honored if received at the offices of the Company, addressed to Mark B. Thomas,

Chief Executive Officer, on or before the close of business on Wednesday, January 31, 2007. In addition, on the day of the Annual Meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be in attendance at the meeting room. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the Proxy. Unless revoked, all properly executed Proxies received in time will be voted as designated.

Quorum and Voting of Proxies

A quorum, consisting of a majority of the outstanding shares of the Common Stock and Preferred Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action can be taken by the shareholders at the Annual Meeting.

Proxies not revoked will be voted in accordance with the choice specified by the shareholders on the Proxy. Proxies that are signed but lack any such specification, subject to the following, will be voted FOR the election of the nominees to the Board proposed by the Board as listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions as to any proposal will therefore have the same effect as votes against such proposal. If a broker turns in a “non-vote” Proxy, indicating a lack of voting instruction by the beneficial holder of the shares entitled to vote, and the broker lacks discretionary authority to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but not for purposes of calculating the vote with respect to such matter. Brokers will have discretionary authority to vote for the nominees to the Board.

Other Business

Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the Annual Meeting, the Board of Directors currently has no knowledge of any matter to be presented at the Annual Meeting other than that referred to in this Proxy Statement and on the enclosed Proxy. The enclosed Proxy gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows as of December 13, 2006 information regarding the beneficial ownership of the Common Stock by: (i) each person or group known to HEI to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director or nominee to become a director of the Company, (iii) each Named Executive Officer, and (iv) all current directors and executive officers as a group.

Except as otherwise indicated, the Company believes that the persons listed in the following table have sole voting and investment powers with respect to the Common Stock owned. Unless otherwise indicated, the address of each shareholder listed in the following table is c/o HEI, Inc., 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

	Number
Name	of Shares(1)	Percentage

Mark B. Thomas, Chief Executive Officer and Chief Financial Officer (2)	0	*
Mack V. Traynor, III, Former Chief Executive Officer, President and Director (3)	122,801	1.3%
Scott M. Stole, Vice President-RFID Division and Former Chief Technical Officer (4)	70,150	*
Thomas F. Leahy, Chairman of the Board, Director (5)	1,128,054	11.8
Michael J. Evers, Director (6)	28,000	*
Timothy F. Floeder, Director (7)	55,500	*
George M. Heenan, Director (8)	26,000	*
Robert W. Heller, Director (9)	13,000	*
Minneapolis Portfolio Management Group, LLC (10)	905,246	9.5

	Number
Name	of Shares(1)	Percentage

Perkins Capital Management, Inc. (11)	748,350	7.8
Timothy C. Clayton, Former Chief Financial Officer (12)	0	*
Simon F. Hawksworth, Former Vice President of Sales and Marketing (13)	0	*
James C. Vetricek, Former Vice President of Operations (14)	0	*
All directors and executive officers as a group (7 persons) (15)	1,320,704	13.6

(1)	Based on 9,504,567 shares of Common Stock outstanding as of December 13, 2006. Such number does not include the Common Stock issuable upon exercise of stock options and warrants outstanding as of December 13, 2006. Each figure showing the percentage of outstanding Common Stock owned beneficially has been calculated by treating as outstanding and owned the Common Stock which could be purchased by the indicated person on December 13, 2006 or within 60 days of December 13, 2006 upon the exercise of such stock options and warrants.

(2)	Effective July 12, 2006, Mr. Thomas was named Chief Financial Officer; and effective October 20, 2006, Mr. Thomas was named Chief Executive Officer.

(3)	Consists of 118,750 shares issuable upon exercise of options. Effective October 20, 2006, Mr. Traynor resigned as President, Chief Executive Officer and Director.

(4)	Includes: (i) 62,750 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) unvested restricted stock awards for 3,000 shares.

(5)	Includes: (i) 200 shares beneficially owned by spouse, (ii) 308,000 shares issuable upon exercise of warrants that are currently exercisable and (iii) unvested restricted stock awards for 6,000 shares.

(6)	Consists of: (i) 20,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) unvested restricted stock awards for 3,000 shares.

(7)	Consists of: (i) 52,500 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) unvested restricted stock awards for 3,000 shares.

(8)	Consists of: (i) 20,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) unvested restricted stock awards for 3,000 shares.

(9)	Consists of: (i) 10,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) unvested restricted stock awards for 3,000 shares.

(10)	Based on information provided by Minneapolis Portfolio Management Group, LLC. in a Form 13F filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2006. The address provided in the Form 13F for Minneapolis Portfolio Management Group, LLC is 80 South 8th Street, Suite 1902, Minneapolis, MN 55402.

(11)	Based on information provided by Perkins Capital Management, Inc. (“PCM”) in a Form 13F filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2006. PCM has sole power to dispose or to direct the disposition of the shares, shared voting power as to 233,250 shares and no voting power as to 325,617 shares. The address provided in the Form 13F for Perkins Capital Management, Inc. is 730 East Lake Street, Wayzata, MN 55391.

(12)	Effective June 30, 2006, Mr. Clayton resigned as Chief Financial Officer.

(13)	Effective May 10, 2006, Mr. Hawksworth resigned as Vice President of Sales and Marketing.

(14)	Effective January 27, 2006, Mr. Vetricek resigned as Vice President of Operations.

(15)	Includes: (i) exercisable options to purchase a total of 165,250 shares and (ii) 21,000 shares subject to unvested restricted stock awards owned by Messrs. Floeder, Evers, Heenan, Heller and Stole. Includes directors and executive officers as of December 13, 2006.

*	Denotes share ownership of less than 1%

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), provide for a Board that is divided into classes to allow for staggered terms of office, with one class of directors elected each year and each director serving for a term of three years. The shareholders will only elect one class of directors each year, with each director so elected to hold office for a term expiring at the third Annual Meeting of Shareholders following their election.

The Bylaws provide that the number of directors of the Company must be no less than three or more than six, and may be established by resolution of the Board. The Board, by resolution, has determined the number of directors to be five, with one director in Class I and two directors in each Class II and III.

All shares represented by Proxies will be voted “FOR” the election of the nominees unless a contrary choice is specified. Each of the nominees listed below is now a director of the Company and has indicated a willingness to serve if elected. Mr. Leahy’s nomination to the Board was recommended by the Board of Directors. He was elected by the Board to fill a vacancy in the Board of Directors on February 10, 2006, after the 2006 Annual Meeting of Shareholders. If a nominee should withdraw or otherwise become unavailable for reasons not presently known, the Proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board. Assuming a quorum is present, the affirmative vote of the plurality of the voting power of the shares of Common and Preferred Stock present and entitled to vote at the Annual Meeting, in person or by proxy, is required for election to the Board of the nominees named below.

NOMINEES FOR DIRECTOR

Class II Directors:

George M. Heenan
Thomas F. Leahy

Set forth below is information regarding the Class II director nominees, as well as the Class I and Class III directors not currently up for election. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CLASS II DIRECTOR NOMINEES.

Nominees for Directors for the Three Year Term Ending 2010 (Class II):

George M. Heenan, age 67, has served as a director of the Company since June 2003. Mr. Heenan is Chairman and CEO of Excelsius Partners, Ltd., a business development company. He has served in this position since 2004. From 1986 until 2004, Mr. Heenan served as the Chairman and Founder of Heenan Investments, a private investment company, when Heenan Investment’s activities were merged into Excelsius Partners in 2004. He also serves as an Executive Fellow for the College of Business at the University of St. Thomas. Mr. Heenan is the former Director of the Institute of Strategic Management at the University of St. Thomas. He served as the Director from 1996 to 2004. Mr. Heenan is also an instructor in the certified franchise program at Nova Southeastern University. Mr. Heenan’s background includes experience in start-up, emerging growth, Fortune 500 and Fortune 200 companies, as well as management of venture capital partnerships. Mr. Heenan has previously held a number of management and executive positions at Medtronic Inc., Control Data, Medical Industrial Capital, Clarus Medical, Bissell Healthcare Company and Camp Preston Group. Mr. Heenan also serves on a number of private and advisory boards, including the Board of Directors of Minnesota Scientific, Inc. a privately-help supplier of surgical equipment, since 1998 and the Advisory Board of Adayana, Inc. He is a graduate of St. Ambrose College with a B.S. in Physics. He also attended University of Wisconsin-Madison and has completed the Operations Management Program at Harvard University.

Thomas F. Leahy, age 64, has served as a director and the Chairman since February 2006. A private investor, he has served as a director of a number of public companies and currently serves as a director of Nature Vision, Inc. (NASDAQ: NRVN), an outdoor recreation video view systems designer and manufacturer, and is a current member of its audit committee. Mr. Leahy is a former director and officer of Advance Circuits, Inc., a printed circuit board manufacturer.

Directors Continuing in Office Until 2009 (Class I):

Timothy F. Floeder, age 48, has served as a director of the Company since December 2002. Mr. Floeder is currently the Vice President of Business Development for Compex Technologies, Inc., a wholly-owned subsidiary of Encore Medical Corporation (NASDAQ: ENMC), a publicly-held company that designs, manufactures and sells home-use devices for pain management, rehabilitation, fitness, health and wellness for healthcare and consumer markets in the USA and Europe. Mr. Floeder previously was an investment banker, most recently serving as Managing Director of Mergers and Acquisitions for Miller Johnson Steichen Kinnard, Inc., a regional investment securities firm, from 1996 until 2002. He also served in a variety of financial positions, including Chief Financial Officer and Director for a large privately-held regional electrical contractor and industrial products distributor, from 1984 to 1996, and held both public and private accounting positions from 1980 to 1984. Mr. Floeder is a CPA (inactive) and has received an MBA in finance from the Carlson School of Management, a BSB in accounting from the University of Minnesota, and completed the Management Executive Program at the Carlson School of Management.

Directors Continuing in Office Until 2008 (Class III):

Michael J. Evers, Ph.D., age 71, has served as a director of the Company since June 2003. Dr. Evers is Dean Emeritus and Professor of Strategic Management at the College of Business at the University of St. Thomas. He served as Dean of the Graduate School of Business from 1984 to 1995, growing the graduate programs and application-oriented education centers to be one of the largest graduate business schools in the United States. He was instrumental in the development of the Minneapolis campus of the University of St. Thomas. From 1998 to 2000, he served as interim President/Chief Executive Officer of the Minnesota Center for Corporate Responsibility and led the re-invention of the non-profit business association into the Center for Ethical Business Cultures, affiliated with St. Thomas and the University of Minnesota. Prior to his university positions, he held managerial positions in manufacturing, engineering, program management and marketing at North American Rockwell, McDonnell-Douglas, Emerson Electric and National Distribution Services, respectively. He served thirty years in the Active and Reserve U.S. Air Force as a Senior Contracting Officer and Detachment Commander, retiring in the rank of Colonel. He received his Ph.D., MBA and BBA from the University of Minnesota. He also currently serves on the Board of Directors for Minnesota Scientific, Inc. and Wavecrest Corporation, both privately-held companies, and Infinite Graphics, Inc. (OTC BB: INFG), a publicly-held company. Mr. Evers also serves as a member of the Compensation Committee for Wavecrest Corporation.

Robert (Bob) W. Heller, age 60, has served as a director of the Company since March 2005. Mr. Heller is currently the owner and president of Heller Capital, Inc, a personal investment company, which he founded in 1999. His business focuses on providing and coordinating capitalization and advisory services to growing companies. Mr. Heller worked as a Management Consultant for Arthur Andersen & Co. (now known as Accenture), where he specialized in manufacturing. From 2001 to 2003, Mr. Heller served as the Chief Executive Officer of Work Force ROI, Inc. From 1977 to 1996, Mr. Heller served in a variety of positions, including Chief Executive Officer and Chief Operating Officer, for Advance Circuits, Inc., a manufacturer of printed circuit boards and a pioneer of chip packaging using laminate materials. Following his tenure at Advance Circuits, Inc., Mr. Heller served as interim CEO at two companies until permanent arrangements could be made. Additionally, he spent 18 months as Vice President of Operations for a computer manufacturing company. Mr. Heller obtained his Bachelor of Science degree from North Dakota State University where he majored in Industrial Engineering. He completed his Master’s degree in Industrial Administration at Krannert School of Management, with an emphasis in Operations Management. Mr. Heller currently serves on the Board of Directors for PPT Vision, Inc. (OTC BB: PPTV), a publicly-held company, as well as on the Board of Directors of two privately-held companies: Horton, Inc. and Skipperliner Industries.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Mark B. Thomas, age 44, has served as our Chief Executive Officer since October 20, 2006 and as our Chief Financial Officer since July 12, 2006. From October 2004 to July 2006, Mr. Thomas served as President of Mark Thomas Enterprises, LLC, a Minneapolis-based consulting firm which focuses on turnaround and financial management for both publicly-traded and privately-held companies. From 1992 through 2004, Mr. Thomas was President, CEO, CFO and a director of Ballistic Recovery Systems, Inc. (OTC BB: BRSI), a publicly-held provider of whole-aircraft emergency parachute systems to the general aviation and recreational aviation markets. Mr. Thomas is a certified public accountant and holds a bachelor’s degree in accounting from Moorhead State University.

Scott M. Stole Ph.D., age 43, has served as our Vice President and General Manager — RFID Division since October 2005. Previously Dr. Stole served as our Chief Technology Officer from July 2003 until October 2005. From October 2000 to June 2003, Dr. Stole served as our Director of Advanced Process Development. Prior to joining HEI, Dr. Stole served as President and CEO of Questek Innovations, Inc., a developer of advanced hardware technologies for the disk drive industry, from May 1997 to October 2000, where he oversaw technology development, intellectual property protection, corporate strategy and strategic alliances. He currently serves on the Board of Directors of Questek, which ceased operations in June 2000. Dr. Stole received his Ph.D. from Iowa State University and his Bachelors degree from Concordia College, and has 16 years of experience in the design, development and manufacture of a wide range of microelectronics and advanced materials-related products.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Independence

The Board of Directors has determined that each of the members of the Board, other than Mr. Leahy, are “independent directors” as defined by Rule 4200 of the NASDAQ Marketplace Rules.

Meetings of the Board

During the fiscal year ended September 2, 2006 (“Fiscal 2006”), the Board held a total of 9 meetings and took action by written action 5 times. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which each director served from the date elected to the Board.

Certain Board Committees

The Company has a separately designated standing Audit Committee of its Board established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company also has separately designated standing Compensation and Nominating and Corporate Governance Committees.

Audit Committee.  The Audit Committee currently consists of Messrs. Floeder (Chair), Heenan and Heller, each of whom satisfies the audit committee independence standard under Rule 10a-3(b)(1) of the Exchange Act and the definition of “independence” set forth in the NASDAQ Marketplace Rules. The Board has determined that Mr. Floeder is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. Mr. Floeder is “independent” as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Audit Committee reviews the annual audit plan and results with the Company’s independent registered public accounting firm engaged to audit the Company’s consolidated financial statements, reviews the Company’s consolidated financial statements and oversees the Company’s accounting and reporting practices. The Audit Committee held a total of 5 meetings during Fiscal 2006. The Audit Committee acts pursuant to a charter, a current copy of which is available to shareholders at the Company’s website at http://www.heii.com/investor.aspx.

Compensation Committee.  The Compensation Committee, which currently consists of Dr. Evers (Chair) and Mr. Heller, each of whom is “independent” as that term is defined in the NASDAQ Marketplace Rules, is responsible for administering the Company’s equity compensation plans and for determining and reviewing executive compensation. The Compensation Committee held 4 meetings during Fiscal 2006.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which currently consists of Messrs. Heenan (Chair), Heller, and Dr. Evers, each of whom is “independent” as that term is defined in the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee is responsible for, among other things, creating and maintaining the overall corporate governance policies for the Company, nominating persons to serve on the Board, determining compensation for non-employee directors, and for overseeing performance evaluation for directors. The Nominating and Corporate Governance Committee acts pursuant to a charter, a current copy of which is available to shareholders at the Company’s website at http://www.heii.com/investor.aspx. The Nominating and Corporate Governance Committee held a total of 1 meeting during Fiscal 2006.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for determining what types of backgrounds are needed to help strengthen and balance the Board and to nominate candidates to fill vacancies accordingly. When nominating candidates to the Board, the Nominating and Corporate Governance Committee may consider, among other things, financial, regulatory and business experience; familiarity with and participation in the communities the Company serves; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors that the Nominating and Corporate Governance Committee deems relevant. Each nominee will be evaluated by the Nominating and Corporate Governance Committee in the context of the Board as a whole, with the objective of recommending a group of nominees that can best assist the Company in achieving success. The Nominating and Corporate Governance Committee may use a variety of means to identify nominees, including among other things, recommendations from current directors and management.

The Nominating and Corporate Governance Committee’s charter formalized the Company’s policies regarding director candidates recommended by shareholders. It is the general policy of the Nominating and Corporate Governance Committee that it will consider a director candidate recommended by a shareholder who appears to be qualified to serve on the Board. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board.

The Nominating and Corporate Governance Committee has established the following procedures for shareholders to submit such recommendations and only those director candidates recommended in accordance with such procedures will be considered by the Nominating and Corporate Governance Committee:

•	if a shareholder would like to recommend a director candidate for the Company’s next Annual Meeting of Shareholders, the shareholder must deliver such recommendation to the Company’s Secretary at its principal offices no later than the 120th calendar day before the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders, advanced by one year;

•	recommendations for candidates must be accompanied by (i) personal information regarding the candidate, including the name of the candidate, a list of the candidate’s references, the candidate’s resume or curriculum vitae and any information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Schedule 14A under the Exchange Act; (ii) the written consent of the person being recommended to being named in the proxy statement as a nominee and to serving as a director if elected; and (iii) certain information regarding the shareholder making the recommendation, including the shareholder’s name and address, as they appear on the Company’s books, the number and class of shares of the Company’s capital stock owned, either directly or indirectly, by the shareholder (and, if owned indirectly, a current written statement from the record holder of the stock that reflects ownership in such stock), and a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such other person;

•	a shareholder recommending a candidate may be asked to submit additional information regarding himself or herself or the candidate as determined by the Company’s Secretary or as necessary to satisfy the listing standards of NASDAQ, SEC rules and regulations or any other applicable rules and regulations; and

•	if a shareholder’s recommendation is received on or before the date set forth above and is accompanied by the information set forth above, the Nominating and Corporate Governance Committee will evaluate such candidate, along with the other candidates being evaluated by the committee, in accordance with its charter and any other policies and procedures established by the Nominating and Corporate Governance Committee or the Board.

The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending upon whether they are proposed by a member of the Board, the Company’s management or shareholders.

Shareholder Communication with the Board

The Company welcomes communications from shareholders of the Company. Any shareholder who wishes to communicate with the Board or one or more members of the Board should do so in writing to the Chief Executive Officer of the Company, at the principal office of the Company, 1495 Steiger Lake Lane, Victoria, Minnesota, 55386. The Chief Executive Officer is directed to forward each communication to the director or directors of the Company for whom it is intended.

Director Attendance at Meetings of Shareholders

The Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meeting of Shareholders but the Company does encourage its Board members to attend. At the 2006 annual meeting of shareholders, all members of the Board attended.

Legal Proceedings

On June 30, 2003, we commenced litigation against Mr. Fant, our former Chief Executive Officer and Chairman, in the State of Minnesota, Hennepin County District Court, Fourth Judicial District. The complaint alleged breach of contract, conversion, breach of fiduciary duty, unjust enrichment and corporate waste resulting from, among other things, Mr. Fant’s default on his promissory note to us and other loans and certain other matters. On August 12, 2003, we obtained a judgment against Mr. Fant on the breach of contract count in the amount of approximately $606,000. On November 24, 2003, the Court granted an additional judgment to us against Mr. Fant in the amount of approximately $993,000 on the basis of our conversion, breach of fiduciary duty, unjust enrichment and corporate waste claims. On March 29, 2004, we obtained a third judgment against Mr. Fant relating to our claims for damages for conversion, breach of fiduciary duty, and our legal and special investigation costs in the amount of approximately $656,000. The total combined judgment against Mr. Fant was approximately $2,255,000, excluding interest.

During Fiscal 2004 and 2005, we obtained, through garnishments and through sales of common stock previously held by Mr. Fant, approximately $1,842,000 of recoveries which have served to partially reduce our total judgment against Mr. Fant. In Fiscal 2004 and 2005, we recognized $1,361,000 and $481,000 of these recoveries, respectively. Mr. Fant filed for bankruptcy protection on October 14, 2005, but on December 1, 2005, the Bankruptcy Court dismissed the case with prejudice because adequate schedules were not filed. The Company will continue to seek to collect additional amounts from Mr. Fant. At this time, it is not possible to determine whether collection of additional amounts is possible.

Director Compensation

Directors’ Fees.  During Fiscal 2006, each non-employee director received an annual fee of $40,000 for participation on the Board. In January 2006, the Board adopted the 2006 Non-Employee Director Stock Purchase Plan (“2006 Purchase Plan”). Under the 2006 Purchase Plan, each non-employee director was permitted to acquire $16,000 worth of Common Stock in lieu of a cash payment of the same amount due for their services as directors. The purchase price of the Common Stock would be the closing price as posted on Nasdaq on the effective date of the

2006 Purchase Plan. The Common Stock acquired would be restricted and would vest on September 1, 2006. No shares were acquired under the 2006 Purchase Plan.

For Fiscal Year 2007, total director compensation for each non-employee director is expected to be $20,000 with $12,000 paid in cash and $8,000 paid in the form of restricted stock grants.

Directors’ Stock Options.  During Fiscal 1999, the Board and shareholders approved the 1998 Stock Option Plan for Nonemployee Directors (the “Director’s Plan”). Under the Director’s Plan, 425,000 shares are authorized for issuance, with an initial year grant of 55,000 shares and an annual grant thereafter of 10,000 shares to each non-employee director. These grants are effective each year upon adjournment of the annual shareholders’ meeting at an exercise price equal to the market price on the date of grant. The options become exercisable at the earlier of seven years after the grant date or on the first day the market value equals or exceeds $25.00. These options expire ten years after the grant date. At August 31, 2005 and continuing through September 2, 2006, there were no shares available for grant.

In lieu of the annual grant of stock options under the Director’s Plan, each non-employee director was granted 3,000 shares of restricted stock in January 2006. The restricted stock awards vest pro rata over a four year period, subject to continued service to the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. The Company has also adopted a Code of Ethics for Senior Financial Officers. The Board is responsible for overseeing both codes. In accordance with NASDAQ’s Marketplace Rules, any waivers of the codes for directors and executive officers must be approved by the Board of Directors. The codes are available, free of charge, on our website at http://www.heii.com/investor.aspx. We will provide, free of charge to any person, a copy of our codes. Requests should be sent to Mark B. Thomas at HEI, Inc., 1495 Steiger Lake Lane, Victoria, Minnesota 55386.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during each of our last three fiscal years to our: (1) Chief Executive Officer, (2) Chief Financial Officer, (3) the most highly compensated executive officers other than Chief Executive Officer and Chief Financial Officer who were serving as executive officers at September 2, 2006 and whose compensation exceeded $100,000 for that Fiscal Year and (4) two former executive officers who would have been listed under number three but for the fact that they were not serving as executive officers at September 2, 2006 (collectively, the “Named Executive Officers”).

						Long-Term Compensation
						Awards			Payouts
								Securities
	Annual Compensation					Restricted		Underlying
				Other Annual		Stock		Options	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation		Awards		/SARS	Payouts	Compensation
Principle Position	Year	($)	($)	($)		($)		(#)	($)	($)

Mark B. Thomas (1)	2006	$13,850	—	—		—		—	—	—
Chief Executive Officer	2005	—	—	—		—		—	—	—
and Chief Financial Officer	2004	—	—	—		—		—	—	—
Mack V. Traynor, III (2)	2006	$268,846	—	$7,060	(3)	$49,800	(4)	—	—	—
Former Chief Executive	2005	$212,692	$30,000	$7,060	(3)	—		75,000	—
Officer and President	2004	$200,000	$135,500	$4,000	(5)	—		—	—	—
Timothy C. Clayton (6)	2006	$82,985	—	—		$29,880	(7)	—	—	—
Former Chief Financial Officer	2005	$105,000	—	—		—		20,000	—	—
	2004	—	—	—		—		—	—	—
Scott M. Stole (8)	2006	$127,981	$22,000	—		$9,960	(9)	—	—	$3,736	(10)
Vice President — RFID	2005	$134,231	—	—		—		—	—	$1,007	(10)
Division and Former Chief Technology Officer	2004	$122,367	—	—		—		24,500	—	$918	(10)
James C. Vetricek (11)	2006	$95,122	$10,000	—		—		—	—	$2,225	(10)
Former Vice President	2005	$147,308	—	—		—		60,000	—	$2,210	(10)
Operations	2004	$145,000	—	—		—		—	—	$2,145	(10)
Simon F. Hawksworth (12)	2006	$136,415	—	$181,023		$29,880	(13)	—	—	—
Former Vice President Sales	2005	$144,615	—	$116,472		—		60,000	—	—
and Marketing	2004	$139,501	—	$70,767				—	—	—

(1)	Effective July 12, 2006, Mr. Thomas was appointed as Chief Financial Officer. Effective October 20, 2006, Mr. Thomas was also appointed as Chief Executive Officer. Mr. Thomas will receive an annual base salary of $225,000 and is eligible to receive an incentive bonus based on the performance of the Company over the next fiscal year with the target amount of 20% of his salary, to be determined in the sole discretion of the Board of Directors

(2)	Effective October 20, 2006, Mr. Traynor resigned as President and Chief Executive Officer.

(3)	Consists of $500 per month vehicle allowance and key life insurance annual premium.

(4)	The restricted stock award of 15,000 shares, granted on January 13, 2006, vests pro rata over a four year period, subject to continued service to the Company. The number and value of aggregate restricted stock holdings at end of 2006 fiscal year was 15,000 shares and $41,400, respectively. Upon resignation, the restricted stock award was cancelled as unvested.

(5)	Consists of $500 per month vehicle allowance beginning January 1, 2004.

(6)	Effective June 30, 2006, Mr. Clayton resigned as Chief Financial Officer.

(7)	The restricted stock award of 9,000 shares, granted on January 13, 2006, vests pro rata over a four year period, subject to continued service to the Company. The number and value of aggregate restricted stock holdings at end of 2006 fiscal year was 0 shares and $0, respectively. Upon resignation, the restricted stock award was cancelled as unvested.

(8)	Dr. Stole was appointed to the position of Chief Technical Officer on June 20, 2003 and was appointed as Vice President-RFID Division on October 10, 2005.

(9)	The restricted stock award of 3,000 shares, granted on January 13, 2006, vests pro rata over a four year period, subject to continued service to the Company. The number and value of aggregate restricted stock holdings at end of 2006 fiscal year was 3,000 shares and $8,280, respectively.

(10)	Consists of matching contributions to the Company’s 401(k) Plan.

(11)	Effective January 27, 2006, Mr. Vetricek resigned as Vice President Operations.

(12)	Effective May 10, 2006, Mr. Hawksworth resigned as Vice President Sales and Marketing.

(13)	The restricted stock award of 9,000 shares, granted on January 13, 2006, vests pro rata over a four year period, subject to continued service to the Company. The number and value of aggregate restricted stock holdings at end of 2006 fiscal year was 0 shares and $0, respectively. Upon resignation, the restricted stock award was cancelled as unvested.

Options Granted During Fiscal 2006

There were no stock option grants to any Named Executive Officers during Fiscal 2006 pursuant to the 1998 and the 1989 Option Plans.

Aggregated Option Exercises During Fiscal 2006 and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	Fiscal Year-End	Fiscal Year-End($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Mark B. Thomas	0	$0	0/0	$0/$0
Scott M. Stole	0	0	62,750/12,250	0/0
Mack V. Traynor, III	0	0	118,750/0	108,000/0
Timothy C. Clayton	0	0	0/0	0/0
James C. Vetricek	25,000	$66,720	0/0	0/0
Simon F. Hawksworth	0	0	0/0	0/0

(1)	Calculated as the difference between the closing price of the Company’s Common Stock on September 2, 2006, which was $2.76, and the option exercise price multiplied by the number of shares exercisable/unexercisable. If the option price was greater than the closing price on September 2, 2006, the value is $0.

Stock Option Plans

In addition to the Director’s Plan, the Company has adopted, and the shareholders have approved, the following stock option plans pursuant to which the Company may provide stock-based awards to its officers, directors, employees and consultants. The Compensation Committee administers these plans and determines to whom awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof.

1998 Option Plan.  The 1998 Option Plan (the “1998 Option Plan”) authorized the grant of both incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and non-statutory stock options, stock appreciation rights, awards of restricted shares and awards of deferred shares. Currently, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1998 Option Plan may not in the aggregate exceed 2,000,000 shares. The exercise price for options granted is equal to the closing market price of the Common Stock on the date of the grant. At September 2, 2006, the number of shares available for grant under the 1998 Option Plan was 806,000.

1989 Omnibus Stock Compensation Plan.  The 1989 Omnibus Stock Compensation Plan (the “1989 Plan”) provides for grants of both incentive stock options and non-statutory stock options, stock appreciation rights, restricted stock, deferred stock, stock purchase rights and other stock-based awards. Except for the authority to grant incentive stock options, which expired in 1999, the 1989 Plan has no expiration date but may be terminated by the Board at any time, subject to the rights of the holders of options or other awards previously granted under the 1989 Plan. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 1989 Plan may not in the aggregate exceed 2,000,000 shares. Generally, the exercise price for options granted is equal to the closing market price of the common stock on the date of the grant. Stock purchase rights under the 1989 Plan provide substantially all regular full-time employees the opportunity to designate up to 10% of their annual compensation to be withheld, through payroll deductions, for the purchase of common stock at 85% of the lower of (i) the market price at the beginning of the plan year, or (ii) the market price at the end of the plan year. During our fiscal years ended September 2, 2006, August 31, 2005 and August 31, 2004, 0, 37,000 and 83,314 shares at prices of $0, $2.50 and $1.62, respectively, were purchased under the 1989 Plan. At September 2, 2006, the number of shares available for grant or purchase under the 1989 Plan was 30,000.

2005 HEI, Inc. Employee Stock Purchase Plan

During Fiscal 2006, the shareholders approved the 2005 HEI, Inc. Employee Stock Purchase Plan (“2005 Plan”). Under the 2005 Plan, 300,000 shares of the Company’s Common Stock are reserved for issuance under the plan. The purpose of the 2005 Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Common Stock from the Company on favorable terms and paying for such purchases through periodic payroll deductions. No shares were purchased under this Plan in Fiscal 2006.

Equity Compensation Plan Information

The following table sets forth certain information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans as of September 2, 2006.

Number of Shares
	Number of Shares		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Shares Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the First Column)

Equity Compensation Plans Approved By Shareholders	1,336,975	$4.80	836,045
Equity Compensation Plans Not Approved By Shareholders	—	—	—

Total	1,336,975	$4.80	836,045

Employment Contracts

Mark B. Thomas of Mark Thomas Enterprises, LLC was appointed Chief Financial Officer of HEI, Inc. (the “Company”) effective July 12, 2006. Effective June 29, 2006, Mark Thomas Enterprises, LLC and the Company entered into an Independent Contractor Agreement, pursuant to which Mr. Thomas will provide consulting services to the Company consistent with the duties and responsibilities of the Chief Financial Officer for an initial period from July 12, 2006 through December 31, 2006 at a monthly consulting fee of $15,000 payable on the fifteenth day of each month in arrears during the term of the agreement. The agreement provides that Mark Thomas Enterprises, LLC is an independent contractor and that neither Mr. Thomas nor Mark Thomas Enterprises, LLC is an employee of the Company. Effective October 20, 2006, Mr. Thomas became a full-time employee of the Company when he was appointed as the Chief Executive Officer and Chief Financial Officer. The terms of Mr. Thomas’ employment are Mr. Thomas will receive an annual base salary of $225,000 and is eligible to receive an incentive bonus based on the performance of the Company over the next fiscal year with the target amount of 20% of his salary, to be determined in the sole discretion of the Board of Directors. Mr. Thomas has not entered into an employment agreement with the Company at this time.

Effective July 7, 2006, the Company entered into an employment agreement with Scott Stole, whereby Mr. Stole will perform the duties of Vice President and General Manager for RFID, a division of the Company. Under the terms of the agreement, Mr. Stole will receive an annual base salary of $120,000 plus discretionary bonus and incentive compensation. The agreement will have an initial term of one year and, unless terminated earlier, will automatically renew for successive terms of one year each unless the Company provides advanced written notice that the agreement will not be renewed. If Mr. Stole is terminated by the Company without cause, the Company is obligated to pay Mr. Stole severance compensation equal to three months of annualized base pay as well as a pro rata share of any bonus and incentive compensation earned but not paid. In the event of certain change of control events, if Mr. Stole resigns within six months of the change of control event, the Company is obligated to pay Mr. Stole severance compensation equal to 12 months of annualized base pay as well as a pro rata share of any bonus and incentive compensation earned but not paid. The agreement also contains non-compete and confidentiality provisions.

On October 20, 2006, the Company entered into a Severance and Release Agreement with Mack V. Traynor III in connection with his resignation as our Chief Executive Officer and President on the same date. Under the terms of this agreement, Mr. Traynor will be paid $145,000 upon the expiration of applicable statutory waiting periods and will have a period of 90 days from the date of the agreement to exercise certain options.

Report of the Compensation Committee on Executive Compensation

Decisions on compensation of the Company’s executive officers generally have been made by the Compensation Committee of the Board. The current members of the Compensation Committee are Dr. Evers (Chair) and Mr. Heller.

Pursuant to SEC rules designed to enhance disclosure of the Company’s policies toward executive compensation, set forth below is a report prepared by the Compensation Committee of the Board addressing the Company’s compensation policies for the Fiscal 2006, as they affected the Company’s executive officers.

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company’s annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives and align the long-term interests of management with those of the Company’s shareholders. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in our industry.

There are three elements in the Company’s executive compensation program, each of which is determined by individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation. Currently, such criteria consist of six major components: (1) salary, (2) financial performance bonus, (3) Management by Objectives (MBO) bonus, (4) stock options and/or grants, (5) annual performance reviews, and (6) an ownership philosophy. Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with companies similar to the Company and the performance and potential of the incumbent in the job.

Long-term incentive compensation, pursuant to the 1998 Option Plan, to the Company’s Chief Executive Officer as well as other executive officers, including the Named Executive Officers, is designed to integrate compensation with the Compensation Committee’s compensation policies stated above. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executive officers, including Named Executive Officers, and key personnel. Awards vest and options become exercisable based upon criteria established by Company Compensation Committee which are also subject to Board approval.

During Fiscal 2006, the Compensation Committee made awards of restricted shares to certain of the Company’s executive officers as follows: Mack Traynor — 15,000 shares; Scott Stole — 3,000 shares; Tim Clayton — 9,000 shares; Simon Hawksworth — 9,000 shares; James Barnes — 1,800 shares; Nina Anderson — 3,000 shares. The restricted stock awards vest pro rata over a four year period, subject to continued service to the Company.

The compensation of Mr. Traynor, who served as the Company’s Chief Executive Officer and President for Fiscal 2006, was determined by applying a process and philosophy similar to that of other executive officers. In Fiscal 2006, Mr. Traynor was approved to begin receiving a base salary of $275,000.

The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Code. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

Compensation Committee Members:
Michael Evers (Chair)
Robert W. Heller

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following line graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Russell 2000 (RUT) and the PHGILA SemiConductor (SOXX) Index for the last five years. Returns are based on a $100 investment on September 1, 2001, and are calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends.

	HEI, Inc.	Russell 2000	PHGILASemiCon

8/31/2001	100.00	100.00	100.00
8/31/2002	60.84	83.44	53.35
8/31/2003	52.29	106.16	81.05
8/31/2004	21.20	116.94	65.93
8/31/2005	40.36	142.25	84.19
9/02/2006	33.25	154.00	78.99

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 3, 2006, Thomas F. Leahy, the Chairman of the Board of Directors of the Company, loaned the Company $5,000,000 dollars (the “Secured Loan”). The Company’s obligations under the Secured Loan are evidenced by a promissory note (the “Note”) and a security agreement. The Note has an original principal amount of $5,000,000, requires the Company to pay monthly installments of interest, and is due and payable on November 2, 2007. The unpaid principal of the Note can be repaid at any time without prepayment penalty or premium. Unpaid principal due under the Note bears interest at the rate of fifteen percent (15%) per annum commencing on November 3, 2006, with such interest rate increasing by one percent (1%) each calendar month, beginning January 1, 2007, up to a maximum of twenty percent (20%) per annum.

Pursuant to the terms of the security agreement by and between the Company and Mr. Leahy dated November 3, 2006 (the “Security Agreement”), and subject to prior liens, the Company granted Mr. Leahy a security interest in any and all inventory, accounts, prepaid insurance, supplies, patents, patent rights, copyrights, trademarks, trade names, goodwill, royalty rights, franchise rights, chattel paper, license rights, documents, instruments, general intangibles, payment intangibles, letter of credit rights, investment property, deposit accounts and any and all other goods, now owned or subsequently acquired by the Company, wherever located, to secure the Company’s payment obligations under the Note.

Before Mr. Leahy was elected to the Board and became Chairman, Mr. Leahy participated in the Company’s private offering of Preferred Stock in May 2005. Each share of Preferred Stock is convertible into 10 shares of Common Stock and has certain registration rights. Mr. Leahy purchased 77,000 shares of Preferred Stock for the aggregate purchase price of $2,002,000 and was issued a five-year warrant to purchase an additional 308,000 shares of Common Stock at an initial exercise price of $3.05 per share. Mr. Leahy subsequently converted his Preferred Stock into 770,000 shares of Common Stock.

AUDIT COMMITTEE REPORT

The following Audit Committee Report will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under the Securities Act or the Exchange Act.

The current members of the Audit Committee are Messrs. Floeder (Chair), Heenan and Heller, each of whom is “independent” as that term is defined in the NASDAQ Marketplace Rules and satisfies the audit committee independence standard under Rule 10a-3(b)(1) of the Exchange Act. The Audit Committee held 5 meetings during Fiscal 2006. The Audit Committee operates under a written Audit Committee Charter that was approved by the Board, upon recommendation of the Audit Committee, on March 2, 2005. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for Fiscal 2006 with the management of the Company. Additionally, the Audit Committee discussed with Virchow Krause & Company, LLP (“Virchow Krause”), the Company’s independent registered accounting firm for Fiscal 2006, the matters required by SAS No. 61. The Audit Committee also received the written disclosures and the letter from Virchow Krause required by the Independence Standards Board Standard No. 1 and has discussed with the auditing firm its independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2006.

Audit Committee Members:
Timothy F. Floeder (Chair)
George M. Heenan
Robert W. Heller

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and shareholders who own more than 10% of the Common Stock file reports of ownership and changes in ownership of Common Stock with the SEC. During Fiscal 2006, Messrs. Heller, Leahy and Clayton each failed to file on a timely basis one report on Form 4 reporting one transaction. To the Company’s knowledge, based on a review of the copies of such reports furnished to it and other information available to it, the Company believes that all other necessary reports were filed timely.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Virchow Krause provided services to the Company during Fiscal 2006 and Fiscal 2005, which included, among other things, the audit of the Company’s Fiscal 2006 and Fiscal 2005 consolidated financial statements, examination of the Company’s Annual Report on Form 10-K for Fiscal 2006 and Fiscal 2005, reviews of the Company’s Quarterly Reports on Form 10-Q, and review of registration statements and other filings made with the SEC. The Company has selected Virchow Krause to continue as the Company’s auditors for Fiscal Year 2007. A representative of Virchow Krause is expected to be present at the Annual Meeting to respond to appropriate questions.

Audit Fees

The following table presents the aggregate fees billed to the Company in each of Fiscal 2005 and Fiscal 2006 for professional services rendered by Virchow Krause.

	Fiscal 2005(1)		Fiscal 2006

Audit Fees	$432,421		$134,376
Audit Related Fees (1)	$5,000	(2)	$3,900	(3)
Tax Fees	—		550
All Other Fees (2)	$29,855	(4)	$36,200	(5)

Total Fees	$467,276		$138,826

(1)	Fiscal Year 2005 included fees from both KPMG and Virchow Krause.

(2)	In Fiscal 2005, Audit Related Fees consisted principally of fees for reviews of Registration Statement on Form S-1.

(3)	In Fiscal 2006, Audit Related Fees consisted of fees relating to the Audit Committee’s request to review certain employee expense reports for reasonableness and attendance at the 2006 Annual Meeting of the Shareholders.

(4)	In Fiscal 2005, All Other Fees related to reviews of a Registration Statement on Form S-1.

(5)	In Fiscal 2006, All Other Fees related to preparation and reviews of a Registration Statement on Form S-1, capital leases accounting, Colorado unemployment issues and CFO changes.

Audit Committee Pre-Approval Policy

The Audit Committee of the Board has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements. The policy requires that all services to be provided by the Company’s auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Virchow Krause during Fiscal 2006.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order to be eligible for inclusion in the Company’s proxy materials for the 2008 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the principal office of the Company, 1495 Steiger Lake Lane, Victoria, Minnesota, 55386, no later than August 20, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Shareholders who intend to present a proposal at the 2008 Annual Meeting of Shareholders without including such proposal in the Company’s proxy statement must provide the Company with notice of such proposal (i) not less than 50 days prior to the date of the 2008 Annual Meeting of Shareholders, or (ii) in the event that less than 60 days notice or prior public disclosure of the date of the 2008 Annual Meeting of Shareholders is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the tenth day following the first date on which notice of the date of the 2008 Annual Meeting of Shareholders was mailed or publicly disclosed. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

AVAILABILITY OF REPORT ON FORM 10-K

Additional copies of the Company’s Annual Report on Form 10-K for Fiscal 2006 may be obtained without charge by writing to Mark B. Thomas, Chief Executive Officer, HEI Inc., Shareholder Relations, 1495 Steiger Lake Lane, Victoria, Minnesota, 55386.

OTHER MATTERS

The Board does not intend to present any business to the meeting other than as specifically set forth in the Notice of Annual Meeting of Shareholders and currently knows of no other business to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the Proxies will vote on such matters in accordance with their judgment of the best interests of HEI.

By Order of the Board of Directors,
Mark B. Thomas
Chief Executive Officer and Chief Financial Officer

Dated: December 29, 2006

HEI, Inc.
ANNUAL MEETING OF SHAREHOLDERS
Thursday, February 1, 2007
4:00 p.m., CST
HEI, Inc. Corporate Headquarters
Training Room B
1495 Steiger Lake Lane
Victoria, Minnesota, 55386

HEI, Inc. 1495 Steiger Lake Lane Victoria, Minnesota 55386	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 1, 2007.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Item 1.
By signing the proxy, you revoke all prior proxies and appoint Mark B. Thomas, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting, and all adjournments.

See reverse for voting instructions.

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of two Class II Directors:	01 George M. Heenan 02 Thomas F. Leahy
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)
2. To transact such other business as may properly come before the meeting.

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box
Indicate changes below:            ☐

Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should provide full name of corporation and title of authorized officer signing the proxy.